Exhibit 10.12

AMENDMENT TO SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is made and effective as of the 22nd day of January 2011, by and between Theodore J. Kanakis "Kanakis"), as one party, and Seawright Holdings, Inc. ("Seawright") and Joel Patrick Sens ("Sens"), as the other party (collectively the "parties").

WHEREAS, Kanakis is the holder of a Confessed Judgment Promissory Note (the "Note") dated January 15, 2010 with a principal balance of $150,000, plus accrued interest through December 31,2010, and possible adjustments for changes in the price of gold as described therein, for a total amount owed of approximately $185,775 (the "Gross Amount Owed"), as of January 22,2011.

WHEREAS, Kanakis granted Sens an option to purchase 500,000 shares of common stock of Seawright owned by Kanakis for $51,000 (the "Option"), or $0.105 per share, pursuant to a Settlement Agreement between the parties dated January 15,2010;

WHEREAS, Kanakis has since sold 100,000 shares of Seawright common stock as partial execution of the Option for $12,500 (the "Sold Seawright Shares"), but still holds 400,000 shares of Seawright common stock that are subject to the Option (the "Remaining Seawright Shares");

WHEREAS, Kanakis will treat the Note as paid in full if he receives total proceeds of $186,500 from the sale of the Remaining Seawright Shares, and the Sold Seawright Shares, and shares that he will obtain upon conversion of the Note as described in section 2 below, which is not currently convertible;

NOW THEREFORE, for the consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

1.           Option Shares: The Option is hereby extended to February 28, 2011. Notwithstanding that the Remaining Seawright Shares are subject to the Option, Kanakis may sell the Remaining Seawright Shares on the open market provided that he uses a limit price of $0.16 or higher, and any Remaining Seawright Shares that are sold will no longer be subject to the Option. Sens hereby waives any default by Kanakis arising from Kanakis' sale of the Sold Seawright Shares while they were subject to the Option.

2.           Conversion of Note: Kanakis and Seawright hereby agree to convert the Note into 650,000 shares of Seawright common stock (the "Conversion Shares"). Seawright agrees to provide at its expense any legal opinion that its transfer agent requires to remove the restrictive legend from the Conversion Shares under Rule 144, provided that Kanakis provides any representation letter required by such attorney to confirm that Kanakis is eligible to sell such Conversion Shares under Rule 144. Seawright represents that Kanakis is currently eligible to sell all 650,000 of the Conversion Shares acquired hereunder under Rule 144. In particular, Kanakis has a potential buyer (the "Conversion Shares Buyer") that has agreed to purchase all Conversion Shares for a total of $110,000 payable in full on or before March 31, 2011, and Seawright agrees to provide all legal opinions necessary to enable Kanakis to sell the Conversion Shares to the Conversion Shares Buyer without a restrictive legend.

3.           Nullification of Conversion of Note. Kanakis shall have the right at any time from 31 March, 2011 to June 30, 2011 to Nullify the Conversion Note event with Seawright, in full or in part, should he not be able to execute sale of his Option and/or Conversion Shares for fully paid proceeds totaling $186,500, which option shall be exercised by delivery of a written notice (a "Nullification Notice") to Seawright. In this event, Kanakis shall have the right to either return the remaining Conversion shares to Seawright, and/or the rights to any Stock Purchase Agreement for those shares. In the event Kanakis does not have possession of the Conversion Shares, and has not been paid for the Conversion Shares by the Conversion Shares Buyer, then Kanakis may instead transfer his right to payment from the Conversion Shares Buyer to Seawright, which right to payment shall be deemed equivalent to the number of Conversion Shares for which payment was not received. Seawright shall then be considered the assignee of all claims and rights of action held by Kanakis against the Conversion Shares Buyer.

4.            Release of Collateral for Note. In the event Kanakis (a) sells the Remaining Seawright Shares in accordance with Paragraph 1, and (b) either (i) receives payment in full for the Conversion Shares from the Conversion Shares Buyer in accordance with Paragraph 2, or (ii) does not receive payment in full from the Conversion Shares Buyer but does not exercise the Nullification Option for any reason by the deadline therefor, then, the parties agree that Kanakis shall have no further rights or claims against Seawright or Sens, and Kanakis shall return the original Note to Seawright marked "Paid in full" and shall execute and deliver such documents that Seawright may reasonably request to effectuate the release of Kanakis' Deed of Trust lien on certain land of Seawright in August County, Virginia that secures the Note.

5.           Effect of Sale of Sold Seawright Shares. If Kanakis does not sell the Remaining Seawright Shares in accordance with Paragraph 1, and does not receive payment for any of the Conversion Shares and exercises the Put Option with respect to the Conversion Shares, then the parties agree that the Option shall be modified so that it only covers the Remaining Seawright Shares, and there shall be no change to the Note or the amount due thereunder.

6.           Effect of Sale of Remaining Seawright Shares. If Kanakis sells the Remaining Seawright Shares in accordance with Paragraph 1, but does not receive payment for any of the Conversion Shares and exercises the Put Option with respect to the Conversion Shares, then the parties agree that there shall be no change to the Note or the amount due thereunder, except that Seawright shall be entitled to a credit of $15,000 on the principal amount due on the Note, as well as a credit for all interest due on the Note through 5 April 2011 (representing all interest balances accrued through 31 March 2011).

7.           Securities Representations. With respect to the Conversion Shares to be issued Kanakis hereunder, Kanakis hereby represents and warrants to Seawright and Sens as follows:

a.
Kanakis has had a reasonable opportunity to ask questions of and receive answers from Seawright's officers and directors concerning Seawright, and to obtain any additional information, documents or instruments available without unreasonable effort or expense necessary to verify the accuracy of the information received by Kanakis or to answer any questions which Kanakis may have. Prior to deciding to convert the Note into Seawright common stock, Kanakis was provided, and reviewed, the unaudited financial statements of Seawright, and was familiar with its assets, liabilities, revenues, income or loss, and business prospects. All such questions have been answered to the full satisfaction of Kanakis.

b.
Kanakis alone or together with persons retained by Kanakis with respect to this investment has such knowledge and experience in financial and business matters and investments that Kanakis is fully capable of evaluating the merits and risks of this investment. Kanakis has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the Interest for his, her or its particular tax and financial situation and that Kanakis and his, her or its advisors, if such advisor were deemed necessary, have determined that the shares are a suitable investment for Kanakis.

c.
Kanakis acknowledges that only a limited public market exists for Seawright common stock and, accordingly, Kanakis may not be able to readily liquidate the shares of common stock that is receiving hereunder. Kanakis acknowledges that no party can predict the future market price of Seawright common stock, or the price at which Kanakis will be able to sell the Seawright common stock that it acquires hereunder, and that Kanakis may receive more or less from the sale of the Seawright common stock than the amount owed on the Note.

d.
Kanakis (i) has adequate means of providing for Kanakis's needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear to the economic risks of an investment in the shares, and (iv) can afford a complete loss of such investment. Kanakis recognizes that investment in the shares involves numerous risks.

e.
Kanakis is acquiring the shares solely for Kanakis's own account for investment purposes only and not for the account of any other person or for the distribution, assignment or resale to others, except to the extent permitted by SEC Rule 144. No other person or entity has a beneficial interest in the shares being acquired by Kanakis under this agreement.

f.
Kanakis acknowledges that the shares to be acquired by Kanakis will be issued and sold without registration and in reliance upon certain exemptions under the 1933 Act, and reliance upon certain exemptions from registration requirements under applicable state securities laws. Kanakis will make no transfer or assignment of any such shares except in compliance with the 1933 Act, and any applicable state securities laws.

g.
Kanakis has full legal power and authority to execute, deliver and perform this agreement and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction to which Kanakis is subject or bound.

8.           Entire Agreement. This Agreement states the entire agreement and understanding of the parties and shall supersede all prior agreements and understandings. No amendment of the Agreement shall be made without the express written consent of the parties.

9.           Survival of Assignment. The provisions of this Assignment shall survive the consummation of the transactions provided for herein.

10.         Governing Law. This instrument shall be construed and enforced in accordance with and governed by the laws of the State of Virginia.

11.         Binding Effect. This instrument shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal, intending to be bound thereby, as of the day, month and year written above.

SEAWRIGHT HOLDINGS, INC.

By: Joel Patrick Sens

       (Print Name)

Title: President

Signature: /s/ Joel Patrick Sens

Date: 1/22/11

JOEL PATRICK SENS

Signature: /s/ Joel Patrick Sens

Date: 1/22/11

SEAWRIGHT SPRINGS, LLC

By: Joel Patrick Sens

      (Print Name)

Title: Managing Member

Signature: /s/ Joel Patrick Sens

Date: 1/22/11

THEODORE KANAKIS

Signature: /s/ Theodore Kanakis

Date: 22 Jan 2011